EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Fourth Quarter and Full Year 2025 Results
•Strong fourth quarter coverage ratio of 1.13x following the completion of the Petro 1 turnaround
•Declared quarterly distribution of $0.4714 per unit; 46th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the fourth quarter of 2025 of $14.5 million, or $0.41 per limited partner unit, which was relatively in line with fourth quarter 2024 net income of $15.0 million. Cash flows from operating activities in the fourth quarter of 2025 were $120.4 million, a decrease of $12.1 million compared to fourth quarter 2024 cash flows from operating activities of $132.5 million, due to lower net income and less favorable working capital changes. For the three months ended December 31, 2025, MLP distributable cash flow was $18.8 million providing a quarterly coverage ratio of 1.13x. The increase in MLP distributable cash flow of $3.8 million compared to the fourth quarter of 2024 was primarily due to lower maintenance capital expenditures due to a shift in the timing of spending to earlier in the year.
Fourth quarter 2025 net income attributable to the Partnership of $14.5 million was relatively in line with third quarter 2025 net income attributable to the Partnership of $14.7 million. Fourth quarter 2025 cash flows from operating activities of $120.4 million increased by $15.2 million compared to third quarter 2025 cash flows from operating activities of $105.2 million primarily due to more favorable working capital changes. Fourth quarter 2025 MLP distributable cash flow of $18.8 million increased by $3.9 million compared to third quarter 2025 MLP distributable cash flow of $14.9 million, primarily due to lower maintenance capital expenditures.
For the full year 2025, net income attributable to the Partnership of $48.7 million, or $1.38 per limited partner unit, decreased by $13.7 million compared to full year 2024 net income attributable to the Partnership of $62.4 million. The decrease in net income attributable to the Partnership was primarily due to lower production and sales volume as a result of the planned Petro 1 turnaround. Cash flows from operating activities for the full year 2025 were $280.5 million, a decrease of $204.5 million compared to the full year 2024 cash flows from operating activities of $485.0 million. This decrease in cash flows from operating activities was primarily due to cash expenditures for the Petro 1 turnaround that was completed in the second quarter of 2025 and lower net income. For the year ended December 31, 2025, MLP distributable cash flow was $53.4 million, a decrease of $13.5 million compared to MLP distributable cash flow of $66.9 million for the year ended December 31, 2024.
"The Partnership ended 2025 with our highest quarterly coverage ratio since the fourth quarter of 2022 due to solid production and sales volume and shifts in the timing of capital spending throughout the year," said Jean-Marc Gilson, President and Chief Executive Officer. "Looking ahead to 2026, the Partnership is positioned for increased production and sales volume with no planned turnarounds following the completion of the Petro 1 turnaround in 2025. We expect the higher production and sales volume to result in improvement in our coverage ratio in 2026, as is typical in years following turnarounds."
On January 27, 2026, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the fourth quarter of 2025 of $0.4714 per unit, which was paid on February 23, 2026, to unitholders of record as of February 6, 2026, representing the 46th consecutive quarterly distribution to the Partnership's unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 0.80x the declared distributions for the fourth quarter of 2025, which was an increase from the trailing twelve-month coverage ratio of 0.75x at the end of the third quarter of 2025.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
i

The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the results of our turnaround activities, including the Petro 1 turnaround, our 2026 production and sales volume, our 2026 coverage ratio, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, our relationship with Westlake and the benefits of the ethylene sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: operating difficulties or disruptions; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake, including determinations made pursuant to contractual arrangements with Westlake; the effects of legal proceedings; actions of third parties; inclement or hazardous weather conditions; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC in March 2025, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC in October 2025.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow, coverage ratio and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' fourth quarter and full year 2025 results will be held Tuesday, February 24th, 2026 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register-conf.media-server.com/register/BI75a6b835bd404a6196626a29eaf3bd8f. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/tvh9ufjk and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$296,880	$260,266	$1,033,276	$950,801
Net co-products, ethylene and other sales—third parties	26,169	29,794	133,419	185,095
Total net sales	323,049	290,060	1,166,695	1,135,896
Cost of sales	226,237	191,476	818,847	716,957
Gross profit	96,812	98,584	347,848	418,939
Selling, general and administrative expenses	7,053	6,559	28,271	28,495
Income from operations	89,759	92,025	319,577	390,444
Other income (expense)
Interest expense—Westlake	(5,508)	(5,771)	(22,899)	(25,701)
Other income, net	200	1,335	2,445	5,251
Income before income taxes	84,451	87,589	299,123	369,994
Provision for income taxes	193	202	547	835
Net income	84,258	87,387	298,576	369,159
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	69,719	72,391	249,878	306,767
Net income attributable to Westlake Partners	$14,539	$14,996	$48,698	$62,392

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.41	$0.43	$1.38	$1.77

Distributions declared per unit	$0.4714	$0.4714	$1.8856	$1.8856

MLP distributable cash flow	$18,791	$14,958	$53,398	$66,864

Distributions declared
Limited partner units—publicly and privately held	$9,958	$9,954	$39,825	$39,809
Limited partner units—Westlake	6,657	6,657	26,628	26,628
Total distributions declared	$16,615	$16,611	$66,453	$66,437
EBITDA	$124,513	$120,838	$450,000	$507,594

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2025	2024

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$44,269	$58,316
Receivable under the Investment Management Agreement—Westlake	23,378	134,557
Accounts receivable, net—Westlake	63,571	31,975
Accounts receivable, net—third parties	9,113	11,576
Inventories	2,769	4,058
Prepaid expenses and other current assets	406	444
Total current assets	143,506	240,926
Property, plant and equipment, net	886,012	903,588
Other assets, net	227,015	143,442
Total assets	$1,256,533	$1,287,956

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$51,301	$55,372
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	3,206	3,596
Total liabilities	454,181	458,642
Common unitholders—publicly and privately held	460,848	471,328
Common unitholder—Westlake	40,260	47,373
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	258,536	276,129
Noncontrolling interest in OpCo	543,816	553,185
Total equity	802,352	829,314
Total liabilities and equity	$1,256,533	$1,287,956
v

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024

	(In thousands of dollars)
Cash flows from operating activities
Net income	$298,576	$369,159
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	127,978	111,899
Net loss on disposition and other	2,743	2,163
Other balance sheet changes	(148,828)	1,780
Net cash provided by operating activities	280,469	485,001
Cash flows from investing activities
Additions to property, plant and equipment	(78,817)	(48,971)
Investments with Westlake under the Investment Management Agreement	(10,000)	(40,000)
Maturities of investments with Westlake under the Investment Management Agreement	120,000	—
Net cash provided by (used for) investing activities	31,183	(88,971)
Cash flows from financing activities
Proceeds from debt payable to Westlake	173,500	219,000
Repayment of debt payable to Westlake	(173,500)	(219,000)
Distributions to noncontrolling interest retained in OpCo by Westlake	(259,247)	(329,898)
Distributions to unitholders	(66,452)	(66,435)
Net cash used for financing activities	(325,699)	(396,333)
Net decrease in cash and cash equivalents	(14,047)	(303)
Cash and cash equivalents at beginning of the year	58,316	58,619
Cash and cash equivalents at end of the year	$44,269	$58,316

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$105,238	$120,379	$132,469	$280,469	$485,001
Changes in operating assets and liabilities and other	(19,024)	(36,121)	(45,082)	18,107	(115,842)
Net income	86,214	84,258	87,387	298,576	369,159
Add:
Depreciation, amortization and disposition of property, plant and equipment	35,660	35,029	27,582	130,732	114,244
Less:
Contribution to turnaround reserves	(10,486)	(10,513)	(11,829)	(39,017)	(43,880)
Maintenance capital expenditures	(24,150)	(5,848)	(15,923)	(71,081)	(50,731)
Distributable cash flow attributable to noncontrolling interest in OpCo	(72,352)	(84,135)	(72,259)	(265,812)	(321,928)
MLP distributable cash flow	$14,886	$18,791	$14,958	$53,398	$66,864

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$105,238	$120,379	$132,469	$280,469	$485,001
Changes in operating assets and liabilities and other	(19,024)	(36,121)	(45,082)	18,107	(115,842)
Net income	86,214	84,258	87,387	298,576	369,159
Less:
Other income, net	224	200	1,335	2,445	5,251
Interest expense—Westlake	(5,947)	(5,508)	(5,771)	(22,899)	(25,701)
Provision for income taxes	(42)	(193)	(202)	(547)	(835)
Income from operations	91,979	89,759	92,025	319,577	390,444
Add:
Depreciation and amortization	33,872	34,554	27,478	127,978	111,899
Other income, net	224	200	1,335	2,445	5,251
EBITDA	$126,075	$124,513	$120,838	$450,000	$507,594